Exhibit 23.1

City Telecom (H.K.) Limited

16/F Trans Asia Centre

18 Kin Hong Street

Kwai Chung, NT

Hong Kong

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form F-4 and Form S-4 of our report dated November 23, 2004, except for Note 31(b) and Note 32, which are as of January 20, 2005 relating to the financial statements of City Telecom (H.K.) Limited as of August 31, 2003 and 2004 and for the three years then ended, which appear in such Registration Statement.

Hong Kong

18 March 2005